Exhibit 1.1

Aeluma, Inc.

2,285,714 Shares of Common Stock

Underwriting Agreement

March 26, 2025

Craig-Hallum Capital Group LLC

222 South Ninth Street, Suite 350

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Aeluma, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Craig-Hallum Capital Group LLC, in its capacity as underwriter (the “Underwriter”), an aggregate of 2,285,714 shares of common stock, par value $ 0.0001 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriter, up to an additional 342,857 shares of common stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares.” The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

The Company hereby confirms its agreement with the Underwriter concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-285469), including a prospectus, relating to the Shares and the Underwriter Warrant Shares (as defined below). Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated March 24, 2025 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 4:30 P.M., New York City time, on March 26, 2025.

2. Purchase of the Shares.

(a) The Company agrees to issue and sell the Underwritten Shares to the Underwriter as provided in this underwriting agreement (this “Agreement”), and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase at a price per share of $4.8825 (the “Purchase Price”) from the Company the number of Underwritten Shares set forth opposite the Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

The Underwriter may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Underwriter to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company understands that the Underwriter intends to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company acknowledges and agrees that the Underwriter may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Underwriter in the case of the Underwritten Shares, at the offices of Faegre Drinker Biddle & Reath LLP, at 2200 Wells Fargo Center 90 S. Seventh Street, Minneapolis, Minnesota 55402 at 10:00 A.M. New York City time on March 28, 2025, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Underwriter in the written notice of the Underwriter’s election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date.”

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Underwriter of the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Underwriter shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Underwriter at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) On the Closing Date and the Additional Closing Date, as applicable, the Company shall issue to the Underwriter (and/or it’s designees) a warrant, substantially in the form of Exhibit E attached hereto (the “Underwriter Warrant”) to purchase shares of common stock of the Company (the “Underwriter Warrant Shares”) pursuant to a warrant agreement (the “Warrant Agreement”), for the purchase of an aggregate of 114,285 shares of Common Stock, and up to an aggregate of 131,427 shares of Common Stock, in any event, in an amount equal to 5.0% of the Shares issued pursuant to this Agreement, which shall be registered and shall be in such denominations as the Underwriter may request at least one (1) business day before the Closing Date and Additional Closing Date, as applicable. The Underwriter Warrant shall be issued to the Underwriter at a price of $50, exercisable, in whole or in part, commencing on the date that is one hundred eighty (180) day after the effective date of the Registration Statement and expiring on the fifth-year anniversary of the effective date of the Registration Statement, at an initial exercise price of $6.0375 per share, which is equal to one hundred and fifteen percent (115%) of the Purchase Price. The Underwriter understands and agrees that there are significant restrictions pursuant to the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5110 against transferring the Underwriter Warrant and the underlying shares of Common Stock during the one hundred eighty (180) days from the commencement of sales of the Shares and by its acceptance thereof agrees that it will not sell, transfer, assign, pledge or hypothecate the Underwriter Warrant or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such Shares for a period of one hundred eighty (180) days from the commencement of sales of such Shares to anyone other than (i) an underwriter or a selected dealer in connection with the offering and sale of the Shares hereunder, or (ii) a bona fide officer or partner of the Underwriter or of any such underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

(e) The Company acknowledges and agrees that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, the Underwriter is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall not have any responsibility or liability to the Company with respect thereto. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company.

3. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriter in its capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus, accompanying, or delivered prior to delivery of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof.

(d) Emerging Growth Company. From the time of initial confidential submission or filing, whichever is first, of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication undertaken in reliance on Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act.

(e) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Underwriter (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (ii) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof.

(g) Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiary included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly the information shown thereby; all disclosures included in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K of the Securities Act, to the extent applicable; and the pro forma financial information and the related notes thereto, if any, included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Pricing Disclosure Package and the Prospectus), short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement. The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company.

(j) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, including the rules of the NASDAQ and any other exchange on which Company securities are traded, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(l) Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(n) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights. The Underwriter Warrant Shares, when issued, paid for and delivered upon due exercise of the Underwriter Warrant, as applicable, will be duly and validly issued, will be fully paid and nonassessable, and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Underwriter Warrant Shares is not subject to any preemptive or similar rights. The shares of common stock of the Company representing the Underwriter Warrant Shares have been reserved for issuance.

(o) Description of the Underwriting Agreement. This Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, the Underwriter Warrant and the Underwriter Warrant Shares and the consummation of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(r) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, the Underwriter Warrant and the Underwriter Warrant Shares and the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares and the Underwriter Warrant Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriter.

(s) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t) Independent Accountants. Rose, Snyder & Jacobs LLP, who has certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Intellectual Property. (i) The Company and its subsidiaries own or have the right to use all patents, patent rights, statutory invention rights, community designs, invention disclosures, rights in utility models and industrial designs, inventions, registered and unregistered copyrights (including copyrights in software), intellectual property rights in technology and software, data, knowhow (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, business names, trade names, logos, slogans, trade dress, design rights, Internet domain names, social media accounts, any other designations of source or origin, and any applications (including provisional applications), registrations, or renewals for any of the foregoing, rights to publicity and privacy and/or other intellectual property (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or otherwise violated, any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of, or are otherwise aware of, any claim relating to Intellectual Property, including any claim alleging any infringement, misappropriation or other violation of, or conflict regarding, any Intellectual Property of a third party, and the Company and its subsidiaries are unaware of any fact which would form a reasonable basis for any such claim; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being and has not been infringed, misappropriated or otherwise violated by any person and there is no pending or threatened action, suit, proceeding or claim by the Company or any of its subsidiaries against a third party regarding the foregoing. As of the date hereof, as of the Closing Date and as of the Additional Closing Date, as the case may be, the Company does not and will not have any license agreements pursuant to which Intellectual Property has been licensed to the Company. All Intellectual Property owned by the Company (such Intellectual Property, the “Company Intellectual Property”) is valid, subsisting and enforceable and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any third party challenging the validity, ownership, registrability, scope or enforceability of any Company Intellectual Property and the Company and its subsidiaries are unaware of any facts or circumstances which would form a reasonable basis for any such claim. All Company Intellectual Property has been duly maintained and is in full force and effect, and all actions or fees necessary to prosecute or maintain the Company Intellectual Property have been timely taken, met or paid and there are no material defects in any of the Company Intellectual Property. Each person who is or was an employee or contractor of the Company or any of its subsidiaries and who is, was or, in the case of current employees and contractors, is reasonably expected to be involved in the creation or development of any Intellectual Property for or on behalf of the Company has executed a valid, written agreement containing an effective, present and valid assignment to the Company or any of its subsidiaries of such person’s rights in and to such Intellectual Property. The Company is not aware of any violation by any current or former employee of the Company or any of its subsidiaries of any term of any agreement or covenant to or with a former employer of such employee where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. The Company has taken all reasonable steps necessary to maintain the confidentiality of the trade secrets and other confidential Intellectual Property used in connection with the business of the Company and its subsidiaries, and the confidentiality of such trade secrets and confidential Intellectual Property has not been compromised in such a matter would deprive the Company’s trade secrets from the protections afforded to trade secrets under the applicable law, or which would preclude the Company from enforcing confidentiality obligations against persons who have agreed, or otherwise have a duty to, maintain the confidentiality of such material confidential Intellectual Property. No Intellectual Property has been obtained or is being used by the Company or its subsidiaries in violation of any material contractual obligations binding on the Company or its subsidiaries in violation of any contractual rights of any person.

(w) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the issuance of the Underwriter Warrant Shares upon the exercise of the Underwriter Warrant, as applicable, and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(z) Licenses and Permits. The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses (including, without limitation, all such permits, licenses, approvals, clearances, certificates, consents and other authorizations required by any Governmental Authority (as defined below) engaged in the regulation of dentistry or orthodontics or activities related to the business now operated by the Company and its subsidiaries in such jurisdictions) as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course. The Company and its subsidiaries (i) are, and at all times have been, in compliance with all statutes, rules and regulations applicable to the services it, or its subsidiaries, or its affiliated dental partners provide (“Applicable Laws”), except where such noncompliance would not, singly or in the aggregate, result in a Material Adverse Effect; and (ii) have not received written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or Governmental Authority alleging or asserting noncompliance with (x) any Applicable Laws or (y) any licenses required by any such Applicable Laws, except where being in contravention of any of the foregoing representations or warranties, singly or in the aggregate, would not result in a Material Adverse Effect.

(aa) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(bb) Certain Environmental Matters. (i) The Company and its subsidiaries (x) are in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(cc) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) Disclosure Controls. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee) Accounting Controls. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ff) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses; and, except as communicated to the Underwriter, neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg) Cybersecurity; Data Protection. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware, viruses and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no, and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in any, breaches, violations, outages or unauthorized uses of or accesses to the same (“Breach”), nor are there any incidents under internal review or investigations relating to any Breach. Neither the Company nor its subsidiaries has received any notice, claim, complaint, demand or letter from any person or governmental agency in respect of their businesses under applicable data protection laws, regulations and standards regarding any Breach of the IT Systems or any Personal Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Neither the Company nor its subsidiaries have been obligated to notify any third party, including, without limitation, any individual or data protection authority, of any Breach. The Company and its subsidiaries have complied at all times and are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal and external policies and contractual obligations relating to the privacy and security of IT Systems and the privacy, security, collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing of Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification (“Data Security Obligation”). The Company and its subsidiaries have taken all necessary actions to comply with any Data Security Obligations to which it is obligated to comply. Neither the Company nor its subsidiaries have received any notice, claim, complaint, demand, letter, notification of or complaint regarding, and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with, any Data Security Obligation and there is no pending or threatened action, suit, investigation or proceeding by or before any court or governmental agency, authority or body alleging non-compliance with any Data Security Obligation.

(hh) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk) No Restrictions on Subsidiaries. No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ll) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares and the issuance of the Underwriter Warrant Shares hereunder.

(mm) No Registration Rights. Except for those persons included as Selling Shareholders in the Registration Statement, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares, other than those rights that have been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus and have been waived.

(nn) No Stabilization. Neither the Company nor any of its subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(oo) Margin Rules. Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(rr) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ss) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(tt) No Ratings. There are (and prior to the Closing Date, will be) no debt securities, convertible securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) under the Exchange Act.

(uu) Passive Foreign Investment Company. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Code for its most recently completed taxable year and the Company does not expect to be a PFIC for the foreseeable future.

4. Further Agreements of the Company. The Company covenants and agrees with the Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to the Underwriter, a signed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to the Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(d) Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing, including by electronic mail, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available (which includes filings pursuant to the Exchange Act made publicly through the EDGAR system) to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 90 days after the date of the Prospectus (the “Restricted Period”), the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter, which shall not be unreasonably withheld, other than the Shares to be sold hereunder.

The restrictions described above do not apply to (i) the Shares to be sold hereunder; (ii) the issuance of shares of Stock or securities convertible into or exercisable for shares of Stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding on the date of this Agreement and described in the Prospectus; (iii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Stock or securities convertible into or exercisable or exchangeable for shares of Stock (whether upon the exercise of stock options or otherwise) to the Company’s employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the Closing Date and described in the Prospectus, provided that such recipients enter into a lock-up agreement with the Underwriter; (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of this Agreement and described in the Prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction; or (v) the establishment of an issuer trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (a) such plan does not provide for the transfer of shares of Common Stock during the Restricted Period and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Common Stock may be made under such plan during the Restricted Period.

If the Underwriter, in its sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(l) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(j) No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its reasonable best efforts to list for quotation the Shares on The Nasdaq Stock Market(the “NASDAQ”).

(l) Reports. So long as the Shares are outstanding, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o) Emerging Growth Company. The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 90-day restricted period referred to in Section 4(h) hereof.

5. Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:

(a) It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriter may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that the Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

(d) It has not and will not take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of such Underwriter.

6. Conditions of Underwriter’s Obligations. The obligation of the Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c) No Material Adverse Change. No event or condition of a type described in Section 3(h) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d) Officer’s Certificate. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (b) and (c) above.

(e) Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Rose, Snyder & Jacobs LLP shall have furnished to the Underwriter, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than two business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriter a certificate, dated the respective dates of delivery thereof and addressed to the Underwriter, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriter.

(f) Opinion and Negative Assurance Letter of Counsel for the Company. Hunter Taubman Fischer & Li LLC, counsel for the Company, shall have furnished to the Underwriter, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(g) Opinion and Negative Assurance Statement of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion that includes a negative assurance statement, addressed to the Underwriter, of Faegre Drinker Biddle & Reath LLP, counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(i) Good Standing. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the NASDAQ, subject to official notice of issuance.

(k) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit D hereto, between the Underwriter, officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to the Underwriter on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(l) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(m) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7. Indemnification and Contribution.

(a) Indemnification of the Underwriter. The Company agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in paragraph (b) below.

(b) Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: (i) the concession and reallowance figures appearing in the second paragraph under the caption “Underwriting,” (ii) paragraphs one, two and three under the caption “Price Stabilization, Short Positions and Penalty Bids,” and (iii) the first and second sentences in the paragraph under the caption “Electronic Offer, Sale and Distribution of Shares.”

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 7, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriter on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriter in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriter on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 paragraphs (a) through (e) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8. Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9. Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10. Payment of Expenses.

Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid reasonable, actual and accountable costs, fees and expenses incurred in connection with the transactions contemplated hereby including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriter); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA; (vii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; (ix) all expenses and application fees related to the listing of the Shares on the NASDAQ; and (x) all of the Underwriter’s accountable expenses and fees in connection with the offer, sale and marketing of the Shares, including reasonable fees and disbursements of the Underwriter’s legal counsel, but such reimbursement pursuant to this Section 10(x) will not exceed, without your prior written approval, $125,000 of total reimbursable expenses.

(a) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriter or (iii) the Underwriter decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably and actually incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby, not to exceed $125,000.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of the Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriter contained in this Agreement or made by or on behalf of the Company or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriter or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

13. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

14. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

15. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to the Underwriter at Craig-Hallum Capital Group LLC, 222 South Ninth Street, Suite 350 Minneapolis, Minnesota 55402, Attention: Investment Banking, with a copy (which shall not constitute notice) to Faegre Drinker Biddle & Reath LLP, 200 Wells Fargo Center 90 S. Seventh Street, Minneapolis, Minnesota 55402 Attention: Jonathan Zimmerman. Notices to the Company shall be given to it at 27 Castilian Drive, Goleta, CA 93117, Attention: Jonathan Klamkin with a copy (which shall not constitute notice) to Hunter Taubman Fischer & Li LLC, 950 Third Ave., New York, NY 10022, Attention: Louis Taubman.

(b) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c) Submission to Jurisdiction. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(d) Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e) Recognition of the U.S. Special Resolution Regimes.

(i) In the event that the Underwriter is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that the Underwriter is a Covered Entity and becomes subject, or a BHC Act Affiliate of the Underwriter becomes subject, to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter is permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15(e):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(f) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(g) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(h) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(i) Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph, or provision hereof.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

Aeluma, Inc.

By:	/s/ Jonathan Klamkin
Name: Jonathan Klamkin
Title: CEO

[Signature Page to Underwriting Agreement]

Accepted: As of the date first written above

CRAIG-HALLUM CAPITAL GROUP LLC

By:	/s/ Rick Hartfiel
Name:	Rick Hartfiel
Title:	Head of Investment Banking

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	2,285,714

Total	2,285,714

Sch 1-1

Schedule 2

Significant Subsidiaries

1.	Aeluma Operating Co., a Delaware corporation.

Sch 2-1

Annex A

a.	Pricing Disclosure Package

None.

b.	Pricing Information Provided Orally by Underwriter

Underwritten Shares: 2,285,714 shares

Option Shares: 342,857 shares

Public Offering Price Per Share: $5.25

Annex A-1

Annex B

Written Testing-the-Waters Communications

None.

Annex B-1

Annex C

Aeluma, Inc.

Pricing Term Sheet

None.

Annex C-1

Exhibit A

Testing the waters authorization (to be delivered by the issuer to Craig-Hallum in email or letter form)

In reliance on Rule 163B under the Securities Act of 1933, as amended (the “Act”), Aeluma, Inc. (the “Issuer”) hereby authorizes Craig-Hallum Capital Group LLC (“Craig-Hallum”) and its affiliates and employees to engage on behalf of the Issuer in oral and written communications with potential investors that are reasonably believed to be “qualified institutional buyers,” as defined in Rule 144A under the Act, or institutions that are “accredited investors,” within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated public offering (“Testing-the-Waters Communications”). A “Written Testing-the Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Craig-Hallum agrees that it shall not distribute any Written Testing-the-Waters Communication that has not been approved by the Issuer.

If at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify Craig-Hallum and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of Craig-Hallum and its affiliates and employees to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act. This authorization shall remain in effect until the Issuer has provided to Craig-Hallum a written notice revoking this authorization. All notices as described herein shall be sent by email to the attention of Rick Hartfiel at [ ], with copies to Jonathan Zimmerman at [   ].

A-1

Exhibit B

Form of Waiver of Lock-up

CRAIG-HALLUM CAPITAL GROUP LLC

Aeluma, Inc.
Public Offering of Common Stock

        , 20__

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Aeluma, Inc. (the “Company”) of ______ shares of common stock, $___ par value (the “Common Stock”), of the Company and the lock-up letter dated__________________, 20__ (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated__________________, 20__, with respect to ______ shares of Common Stock (the “Shares”).

Craig-Hallum Capital Group LLC hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective __________________, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

CRAIG-HALLUM CAPITAL GROUP LLC

By:
Name:
Title:

cc: Aeluma, Inc.

B-1

Exhibit C

Form of Press Release

Aeluma, Inc.

[Date]

Aeluma, Inc. (the “Company”) announced today that Craig-Hallum Capital Group LLC, the sole book-running manager in the Company’s recent public sale of              shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to                shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on ____________________, 20__, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

C-1

Exhibit D

FORM OF LOCK-UP AGREEMENT

[●], 2025

Craig-Hallum Capital Group LLC

222 South Ninth Street, Suite 350

Minneapolis, Minnesota 55402

Re:	Aeluma, Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as underwriter (the “Underwriter”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Aeluma, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter, of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriter’s agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Underwriter, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date hereof and ending at the close of business 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging during the restricted period in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-Up Securities, in cash or otherwise. The undersigned further confirms that it has furnished the Underwriter with the details of any transaction the undersigned, or any of its affiliates, is a party to as of the date hereof, which transaction would have been restricted by this Letter Agreement (the “Letter Agreement”) if it had been entered into by the undersigned during the Restricted Period.

Notwithstanding the foregoing, the undersigned may:

(a) transfer or dispose of the undersigned’s Lock-Up Securities:

(i) as a bona fide gift or gifts, or for bona fide estate planning purposes,

(ii) by will or intestacy,

(iii) to any (A) immediate family of the undersigned or (B) trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin),

(iv) to a corporation, partnership, limited liability company, trust or other entity of which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests,

(v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above,

(vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members, partners, shareholders or other equityholders of the undersigned,

(vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or related court order,

(viii) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee,

(ix) as part of a sale of the undersigned’s Lock-Up Securities acquired in open market transactions after the completion of the Public Offering,

(x) to the Company in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights, provided that any such shares of Common Stock received upon such exercise, vesting or settlement (other than such shares as are transferred or surrendered to the Company in connection with such vesting, settlement or exercise event) shall be subject to the terms of this Letter Agreement, and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or

(xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the Underwriter pursuant to the Public Offering), of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 75% of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this Letter Agreement;

provided that (A) in the case of any transfer or distribution pursuant to clauses (a)(i), (ii), (iii), (iv), (v) and (vi), such transfer shall not involve a disposition for value, (B) in the case of any transfer or distribution pursuant to clauses (a)(i), (ii), (iii), (iv), (v), (vi) and (vii), each donee, devisee, transferee or distributee shall execute and deliver to the Underwriter a lock-up letter in the form of this Letter Agreement, (C) in the case of any transfer or distribution pursuant to clause (a)(ii), (iii), (iv), (v) and (vi), no filing by any party (donor, donee, devisee, transferor, transferee, distributer or distributee) under the Exchange Act, or other public announcement reporting a reduction in beneficial ownership of shares of Common Stock shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above) and (D) in the case of any transfer or distribution pursuant to clauses (a)(i), (vii), (viii), (ix) and (x) it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of Common Stock in connection with such transfer or distribution shall be legally required during the Restricted Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer;

(b) exercise outstanding options, settle restricted stock units or other equity awards or exercise outstanding warrants pursuant to plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that any Lock-up Securities received upon such exercise, vesting or settlement shall be subject to the terms of this Letter Agreement; provided that if the undersigned is required to make any filing under Section 16(a) of the Exchange Act, or other public filing, report or announcement during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause and that the shares of Common Stock received upon the exercise or settlement, as applicable, of the stock option, warrant or restricted stock unit or other right or vesting event are subject to this Letter Agreement, and no public filing, report or announcement shall be voluntarily made;

(c) convert outstanding preferred stock into shares of Common Stock; provided that any such shares of Common Stock received upon such conversion shall be subject to the terms of this Letter Agreement; and

(d) establish trading plans pursuant to Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plans”) for the transfer of shares of Lock-Up Securities; provided that (1) such plans do not provide for the transfer of Lock-Up Securities during the Restricted Period and (2) no filing by any party under the Exchange Act or other public announcement shall be made voluntarily during the Restricted Period in connection with such trading plan and if any such filing or public announcement shall be legally required during the Restricted Period, such filing or public announcement shall clearly indicate therein that that none of the securities subject to such plan may be transferred, sold, or otherwise disposed of pursuant to such plan until after the expiration of the Restricted Period.

The terms of this Letter Agreement shall not apply to any Lock-Up Securities that are sold or transferred pursuant to the terms of any 10b5-1 Trading Plans that are outstanding and in effect as of the date of this Letter Agreement.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) other than a natural person, entity or “group” (as described above) that has executed a Letter Agreement in substantially the same form as this Letter Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering.

If the undersigned is an officer or director of the Company, (i) the Underwriters agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Lock-Up Securities, the Underwriter will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two business days after the publication date of such announcement. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration or that is to an immediate family member as defined in FINRA Rule 5130(i)(5) and (b) the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriter has not provided any recommendation or investment advice nor has the Underwriter solicited any action from the undersigned with respect to the Public Offering of the Securities and the undersigned has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriter may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the Public Offering, the Underwriter is not making a recommendation to you to enter into this Letter Agreement and nothing set forth in such disclosures is intended to suggest that the Underwriter is making such a recommendation.

The undersigned understands that, (i) if the Underwriting Agreement does not become effective by June 30, 2025, (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, (iii) the Company notifies the Underwriter in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering, or (iv) prior to payment for the Securities, the Registration Statement is withdrawn prior to the execution of the Underwriting Agreement, the Letter Agreement shall automatically terminate and be of no further force or effect and undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriter is entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

The undersigned hereby consents to receipt of this Letter Agreement in electronic form and understands and agrees that this Letter Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) evidencing an intent to sign this Letter Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Letter Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

[Signature page follows]

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)

(indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)

[Signature page to Lock-up Agreement]

Exhibit E

FORM OF UNDERWRITER WARRANT

THE REGISTERED HOLDER OF THIS WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT THIS WARRANT SHALL NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THE SECURITIES FOR A PERIOD OF ONE HUNDRED EIGHTY (180 DAYS) IMMEDIATELY FOLLOWING THE EFFECTIVE DATE, AS HEREAFTER DEFINED. THIS WARRANT IS NOT EXERCISABLE AFTER [●], 2030.

WARRANT

FOR THE PURCHASE OF

[●] SHARES OF COMMON STOCK OF

AELUMA, INC.

[●], 2025

1. Purchase Option.

THIS CERTIFIES THAT, Craig-Hallum Capital Group LLC (“Holder”), as registered owner of this Warrant, is entitled, at any time or from time to time commencing six months from the date hereof (the “Commencement Date”), and at or before 5:00 p.m., New York City local time, [●], 2030 (“Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to [●] shares of common stock (“Shares”), par value $0.0001 per share (the “Common Stock”) of Aeluma, Inc. (“Company”). If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Warrant. This Warrant is initially exercisable at $[●]1 per Share so purchased; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified (as adjusted, depending on the context, the “Exercise Price”).

2. Exercise.

2.1 Exercise Form. To exercise this Warrant, the exercise form (the “Exercise Form”) attached hereto must be duly executed and completed and delivered to the Company, together with this Warrant and payment of the Exercise Price for the Shares being purchased payable in cash or by certified check or official bank check or wire transfer. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., New York City local time, on the Expiration Date this Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

[1]	115% of the initial public offering price per share to the public.

2.2 Cashless Exercise. If a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering the issuance or resale of the Shares for which the Holder has delivered as Exercise Form is not available for the issuance or resale of such Shares, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of the payment of the Exercise Price multiplied by the number of Shares for which this Warrant is exercisable (and in lieu of being entitled to receive Shares) in the manner required by Section 2.1, the Holder shall have the right (but not the obligation) to convert any exercisable but unexercised portion of this Warrant into a number of Shares (“Cashless Exercise Right”) equal to the product of (i) X and (ii) the quotient obtained by dividing [A-B] by (A):

(A)	=	as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Form if such Exercise Form is (1) both executed and delivered pursuant to Section 2.1 on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2.1 on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b)(68) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Exercise Form or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. as of the time of the Holder’s execution of the applicable Exercise Form if such Exercise Form is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2.1, which Bid Price shall be shown on supporting documents provided by the Holder to the Company within two Trading Days of delivery of the Exercise Form, or (iii) the VWAP on the date of the applicable Exercise Form if the date of such exercise form is a Trading Day and such Exercise Form is both executed and delivered pursuant to Section 2.1 after the close of “regular trading hours” on such Trading Day;

(B)	=	the Exercise Price, as adjusted hereunder; and

(X)	=	the number of Shares that would be issuable upon exercise of this Warrant to the extent being exercised in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of the Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock is then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Common Stock then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holders of a majority in interest of the Common Stock then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

The Cashless Exercise Right may be exercised by the Holder on any business day on or after the Commencement Date and not later than the Expiration Date by delivering the Warrant with the duly executed Exercise Form attached hereto with the cashless exercise section completed to the Company, exercising the Cashless Exercise Right and specifying the total number of Shares the Holder will purchase pursuant to such Cashless Exercise Right.

2.3 No Obligation to Net Cash Settle. Notwithstanding anything to the contrary contained in this Warrant, in no event will the Company be required to net cash settle the exercise of the Warrant. The holder of the Warrant will not be entitled to exercise the Warrant unless a registration is effective, or an exemption from the registration requirements is available at such time and, if the holder is not able to exercise the Warrant, the Warrant will expire worthless.

3. Transfer.

3.1 General Restrictions. The registered Holder of this Warrant, by its acceptance hereof, agrees that it will not sell, transfer, assign, pledge or hypothecate this Warrant for a period of one hundred eighty (180) days from effective date (the “Effective Date”) of the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (file number 333-285469) to anyone other than (i) a sales agent or selected dealer in connection with the public offering, or (ii) a bona fide officer or partner of such sales agent or selected dealer. Additionally, pursuant to Rule 5110(g), the Warrant (and the Shares underlying this Warrant) will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the Effective Date. On and after the 181-day anniversary of the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. To make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five business days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Act. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

4. New Warrants to be Issued.

4.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3, this Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax, the Company shall cause to be delivered to the Holder without charge a new Warrant of like tenor to this Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Warrant has not been exercised or assigned.

4.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

5. Adjustments.

5.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares underlying the Warrant shall be subject to adjustment from time to time as hereinafter set forth:

5.1.1 Stock Dividends - Split-Ups. If after the date hereof, and subject to the provisions of Section 5.2 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in Common Stock or by a split-up of shares of Common Stock or other similar event, then the number of shares of Common Stock underlying each of the Shares purchasable hereunder shall be increased in proportion to such increase in outstanding shares. In such event the Exercise Price shall be proportionately decreased.

5.1.2 Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 5.2, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of Common Stock or other similar event, then the number of shares of Common Stock underlying each of the Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding shares. In such event the Exercise Price shall be proportionately increased.

5.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Common Stock other than a change covered by Section 5.1.1 or 5.1.2 hereof or that solely affects the par value of such Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in the shares of Common Stock covered by Section 5.1.1 or 5.1.2, then such adjustment shall be made pursuant to Sections 5.1.1, 5.1.2 and this Section 5.1.3. The provisions of this Section 5.1.3 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

5.1.4 Changes in Form of Warrant. This form of Warrant need not be changed because of any change pursuant to this Section, and Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

5.2 Substitute Warrant. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Warrant providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental Warrant shall provide for adjustments which shall be identical to the adjustments provided in Section 5. The above provision of this Section shall similarly apply to successive consolidations or mergers.

5.3 Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

6. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Warrant and payment of the Exercise Price therefor, all shares of Common Stock shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive rights of any shareholder. As long as this Warrant shall be outstanding, the Company shall use its best efforts to cause all Shares issuable upon exercise of this Warrant to be listed (subject to official notice of issuance) on all securities exchanges (or, if applicable on the OTC Market or any successor trading market) on which the Shares issued to the public in connection the Company’s registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission (file number 333-285469) may then be listed and/or quoted.

7. Certain Notice Requirements.

7.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of this Warrant and its exercise, any of the events described in Section 7.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

7.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 7 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, or (ii) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business shall be proposed, or (iv) prior to an adjustment pursuant to Section 5.1.3 or 5.2.

7.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the number of Shares and Exercise Price pursuant to Section 5, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s President or Chief Financial Officer.

7.4 Transmittal of Notices. All notices, requests, consents and other communications under this Warrant shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by electronic mail (email) and confirmed and shall be deemed given when so delivered or sent via email and confirmed or if mailed, two (2) days after such mailing:

(i) if to the registered Holder of this Warrant, to the address of such Holder as shown on the books of the Company, with a copy to:

Faegre Drinker Biddle & Reath LLP

2200 Wells Fargo Center

90 S. Seventh Street

Attn: Jonathan Zimmerman

Email: [    ]

or (ii) if to the Company, to the following address or to such other address as the Company may designate by notice to the Holders:

Aeluma, Inc.

27 Castilian Drive

Goleta, California 93117

Attn: Jonathan Klamkin, Chief Executive Officer

   Email: [    ]

With a copy to:

Hunter Taubman Fischer & Li LLC

950 Third Ave., 19th Floor

New York, New York 10022

Attn: Louis Taubman
Email: ltaubman@htflawyers.com

8. Miscellaneous.

8.1 Amendments. The Company and the Holder may from time to time supplement or amend this Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Holder may deem necessary or desirable and that the Company and the Holder deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

8.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Warrant.

8.3 Entire Agreement. This Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

8.4 Binding Effect. This Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Warrant or any provisions herein contained.

8.5 Governing Law; Submission to Jurisdiction. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Warrant shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 7.4. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

8.6 Waiver, Etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach or non-compliance.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first set forth above.

Aeluma, Inc.

By:
Name:
Title:

Form to be used to exercise Warrant:

Aeluma, Inc.

27 Castilian Drive

Goleta, California 93117

Attn: Jonathan Klamkin, Chief Executive Officer

Date: __________, 202__

The undersigned hereby elects irrevocably to exercise all or a portion of the within Warrant and to purchase _______shares of Common Stock of Aeluma, Inc. and hereby makes payment of $ ______ (at the rate of $ ________ per Share) in payment of the Exercise Price pursuant thereto. Please issue the shares of Common Stock as to which this Warrant is exercised in accordance with the instructions given below.

or

The undersigned hereby elects irrevocably to convert its right to purchase ____________ Shares purchasable under the within Warrant by surrender of the unexercised portion of the attached Warrant (with a value based of $ ____________ based on a market price of $__________). Please issue the Shares as to which this Warrant is exercised in accordance with the instructions given below.

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name

(Print in Block Letters)

Address

Form to be used to assign Warrant:

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Warrant):

FOR VALUE RECEIVED, ______________________does hereby sell, assign and transfer unto ____________ the right to purchase ____________ shares of Common Stock of Aeluma, Inc. (“Company”) evidenced by the within Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: ________, 202_

Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Warrant in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

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